UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2014

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2014, the Compensation Committee of the Board of Directors of iPass Inc. revised the iPass 2014 Executive Bonus Plan, which plan is described in iPass’s Form 8-K filed with the Securities and Exchange Commission on April 29, 2014. The Compensation Committee made the following revisions to strengthen the retention value of existing compensation, particularly in light of the strategic process announced by iPass on September 8, 2014:
1.    provided that bonuses for fourth quarter 2014 performance will be paid on March 31, 2015, and that the executive officer must be employed by iPass on that date to earn the bonus unless a change in control of iPass occurs prior to that date, in which case the bonus will be earned on the date of the change of control of iPass;
2.    removed the minimum EBITDA threshold for bonuses to be earned for the fourth quarter; and
3.    decreased the 2014 fourth quarter Total Open Mobile Revenue performance targets, which decreased amounts continue to remain targets that the Compensation Committee believes will be difficult to achieve.
In addition, the Compensation Committee approved a discretionary bonus to iPass’s Chief Financial Officer, Karen Willem, in the amount of $50,000 for her efforts in the sale of the iPass Unity business, which occurred on June 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Karen Willem
Karen Willem
Senior Vice President and
Chief Financial Officer
Dated: October 3, 2014